HYPERSPECTRAL TECHNOLOGY
                                LICENSE AGREEMENT

                                     BETWEEN

                           EARTH SEARCH SCIENCES, INC.

                                     - and -

                       NORANDA MINING AND EXPLORATION INC.

                                   MADE AS OF

                                DECEMBER 16, 1997

                            HYPERSPECTRAL TECHNOLOGY
                                LICENSE AGREEMENT

THIS AGREEMENT is made as of the 16th day of December, 1997.

B E T W E E N:
                           EARTH SEARCH SCIENCES, INC.
                           (hereinafter referred to as the "Licensor"),

                                    - and -

                           NORANDA MINING AND EXPLORATION INC.
                           (hereinafter referred to as the "Licensee").

                           WHEREAS:

         A. The Licensor is in the business of designing, developing and marketing certain hyperspectral technology used for, among other purposes, the exploration and development of commercial mining properties;

         B. The Licensor and Licensee have, concurrently with the execution and delivery of this Agreement entered into a services agreement dated as of December 16, 1997 (the "Services Agreement") pursuant to which the Licensor has agreed to provide certain hyperspectral services in exchange for the consideration set forth therein; and

         C. The Licensor has agreed to grant to the Licensee certain licenses to use for Mining Activities (as defined herein) the hyperspectral technology owned or used by the Licensor and has agreed to provide certain related materials on the terms set forth herein;

         NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1 In this Agreement, including the recitals, exhibits and schedules hereto, the following terms shall have the meanings ascribed to them below:

     "Acquired Hyperspectral Data" has the meaning given thereto in Section 3.1;

     "Acquisition Notice" has the meaning ascribed thereto in Section 4.1(a);

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such first person and, in the case of the Licensee or Sub-Licensee (within the meaning of a Royalty Agreement) includes Falconbridge Limited and each Affiliate thereof. "Control" shall mean having the power to direct the affairs of a person by reason of the ownership of or controlling the right to vote sufficient numbers of shares of voting stock, or to direct the general management of the affairs of such person by contract or otherwise;

     "Affiliate Sub-License Agreement" means an agreement in the form attached hereto as Exhibit A;

     "Agreement" means this agreement and all schedules and exhibits and all amendments made hereto by written agreement by the parties hereto;

     "Authorized Sub-Licensee" has the meaning ascribed thereto in Section 2.6;

     "Business Day" means, any day on which banks are open for business in Toronto, Ontario, Canada;

     "Claim" has the meaning ascribed thereto in Section 6.1;

     "Commencement of Commercial Operations" means that date on which Commercial Operations commence;

     "Commercial Operations" means, in respect of any Eligible Property, the mining and treating of ore from such Eligible Property with a view to selling the eventual product. The mining and treating of ore for the primary purposes of testing the ore to determine the metallurgical process which should be used in respect of such ore shall be deemed not to be Commercial Operations;

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     "Commercially  Exploit" or  "Commercial  Exploitation"  includes use, copy, produce, gather, make Improvements to, sell, license, rent, distribute, import, export and otherwise commercially exploit and authorize others to do any or all of the foregoing;

     "Confidential Information" means the confidential, secret or proprietary information of one party (the "Disclosing Party"), including, without limitation, Hyperspectral Data acquired by the Licensee or an Authorized Sub-Licensee, as applicable, technical, financial, and business information and computer programs of the Disclosing Party which has been or may hereafter be disclosed, directly or indirectly to the other party (the "Recipient"), either orally, in writing or in any other material form, or delivered to the Recipient including, without limitation, any such information disclosed pursuant to a Royalty Agreement;

     "Designated Area" has the meaning ascribed thereto in Section 3.1;

     "Designated Property" has the meaning ascribed thereto in Section 3.1;

     "Disclosing Party" has the meaning ascribed thereto in the definition of Confidential Information in Section 1.1;

     "Documentation" means all existing user documentation, however recorded, including, without limitation, user manuals, training materials and product specifications listed in Schedule 1 and all user documentation relating to Improvements in the Technology designed or created by or for the Licensor after the Effective Date;

     "Effective Date" means the date of this Agreement;

     "Eligible Property" means a Property any part of which is within an area surveyed by the Technology in which neither the Licensee nor any Affiliate of the Licensee has any interest in the ownership or control of such Property prior to the date on which such Property is surveyed by the Technology but in which the Licensee or such Affiliate subsequently acquires an interest in the ownership or control of such Property after the date on which such Property is surveyed by the Technology; and Eligible Property includes a Designated Property acquired by the Licensee or any Licensed Affiliate of the Licensee pursuant to the provisions of Article 3; provided, however, that the following categories of Properties shall be deemed to be specifically excluded and shall not constitute an Eligible Property:

          (a) any Property in which the Licensee or any Affiliate of the Licensee has an interest in the ownership or control thereof on the day before such Property is surveyed by the Technology; provided that, no Property which is greater than one thousand five hundred square kilometres (1,500 sq. km.) in area shall be excluded pursuant to this sub-paragraph (a);

          (b) (i) any Property surveyed by the Technology which, at the date of acquisition thereof, contains an existing Mineral Resource constituting a Probable Reserve and which is equal to or less than one hundred square kilometres (100 sq. km.) in area, and (ii) any part of any Property surveyed by the Technology which is greater than one hundred square kilometres
(100 sq. km.) in area and which, at the date of acquisition thereof, contains an existing Mineral Resource constituting a Probable Reserve provided that such part (A) has been designated in writing by the Licensee in a Pre-Acquisition Notice, and (B) is equal to or less than one hundred square kilometres
(100 sq. km.) in area;

          (c) any Property surveyed by the Technology in which an interest in the ownership or control of such Property is acquired by the Licensee or any Affiliate of the Licensee on a date which is:

               (i) in the case of any such Property to which Hyperspectral Data acquired by the Licensee pursuant to the Services Agreement relates, more than two (2) years following the date on which the Licensee or such Affiliate received the Hyperspectral Data pursuant to the Services Agreement; or

                  (ii) in the case of any such Property to which Acquired Hyperspectral Data relates, more than two (2) years following the date on which the Licensee received a Hyperspectral Data Notice in respect of the Designated Area in which such Property is located;

          (d)  any Property surveyed by the Technology in respect of which:

               (i) the Licensee or any Affiliate of the Licensee on the date such Property was surveyed by the Technology (A) had entered into a written commitment to acquire an interest in the ownership or control of such Property, or (B) was actively engaged in negotiations to acquire an interest in the ownership or control of such Property; or

               (ii) the Licensee or any Affiliate of the Licensee acquired such Property principally for one or more reasons unrelated to the results of the survey of such Property by the Technology, including, without limitation, geology, geophysics and geochemistry; and

          (e) any Property surveyed by the Technology and located within an area to which Non-Acquired Hyperspectral Data relates and in which an interest in the ownership or control of such Property is acquired by the Licensee or any Affiliate of the Licensee on or after the date which is the earlier of:

               (i) thirty (30) days following the last day of the applicable Exercise Period; and

               (ii) thirty (30) days following the date on which the Licensor receives written notice (a "Non-Acquisition Notice") from the Licensee that the Licensee does not intend to exercise the Hyperspectral Data Acquisition Right in respect of all or a portion of the Subject Hyperspectral Data to which such Property relates;

     "Excluded Data Notice" has the meaning ascribed thereto in Section 4.5;

     "Exercise Period" has the meaning given thereto in Section 3.1;

     "Governmental Body" means any multinational, national, federal, state, provincial, municipal or other government, any subdivision, department, agency, board, court, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority;

     "Hyperspectral"  means the  acquisition  of images in more than one hundred
(100) spectral bands, such that the spectral reflectance signature can be derived from the radiance signal collected for each pixel;

     "Hyperspectral  Data" means all data  collected  by use of the  Technology,
including,   without  limitation,  all  processed  data  and  other  information resulting from the analysis of such data;

     "Hyperspectral Data Acquisition Right" has the meaning ascribed thereto in
Section 3.1;

     "Hyperspectral Data Notice" has the meaning ascribed thereto in
Section 3.1;

     "Implementation Schedule" has the meaning given thereto in Section 2.5

     "Improvements" in relation to the Technology, the Software, or the Documentation and includes any correction, modification, fix, upgrade, enhancement, improvement, revision, adaptation, translation, conversion, or derivative work;

     "Initial Term" has the meaning given thereto in Section 8.1;

     "Insolvent Party" has the meaning ascribed thereto in Section 8.4;

     "Interest Charges" means, in respect of a Royalty Account, an amount obtained by applying LIBOR at the time the calculation is made plus one percent (1%) in addition thereto to the month-end debit balance in the Royalty Account. The amount so obtained shall be debited to the Royalty Account at the time of calculation;

     "LIBOR" means, for any period in respect of any sum, the rate of interest determined by the Licensee or a Sub-Licensee, as the case may be, to be the arithmetic mean (rounded upwards, if necessary, to a maximum of four decimal places) of the rates displayed on the Reuters screen page LIBOR01 for a term equivalent to such period for the value date which is the first day of such period;

     "License" means the license granted to the Licensee pursuant to this Agreement;

     "Licensed Affiliate" means Falconbridge Limited, an Affiliate of the Licensee or an Affiliate of Falconbridge Limited whose business is primarily Mining Activities;

     "Licensee Exercise Notice" has the meaning ascribed thereto in Section 3.1

     "Licensee Improvements" means any Improvements to the Technology developed or created with the permission or authorization of the Licensor, by or on behalf of the Licensee or a Licensed Affiliate after the Effective Date;

     "Licensee NPI Royalty Agreement" means an agreement in the form attached as Exhibit B;

     "Licensee NSR Royalty Agreement" means an agreement in the form attached hereto as Exhibit C;

     "Licensee Objection Notice" has the meaning ascribed thereto in
Section 4.5;

     "Licensor Improvements" means any Improvements to the Technology developed or created by or for the Licensor or an Affiliate of the Licensor after the Effective Date;

     "Licensor Objection Notice" has the meaning ascribed thereto in
Section 4.3;

     "Mineral" means any naturally occurring metallic or non-metallic mineral, including gold, silver and all base, rare and precious metals, but does not include and specifically excludes natural gas, petroleum, coal, salt, quarry and pit material, sand, gravel and peat;

     "Mineral Resource" means a naturally occurring aggregate of one or more Minerals;

     "Mining Activities" means any activity associated with the exploration for, or development of, Minerals for commercial purposes, but does not include and specifically excludes environmental monitoring of operating mines and metallurgical complexes (including tailings dams) or rehabilitation of formerly operating mines and metallurgical complexes (including tailings dams);

     "Net Profits" means, in respect of any Eligible Property, in any month after Commencement of Commercial Operations, the amount by which Revenue exceeds Operating Costs;

     "NPI Royalty" has the meaning ascribed thereto in Exhibit B hereto;

     "NSR Eligible Interest" has the meaning ascribed thereto in Section 4.2(i);

     "Non-Acquired Hyperspectral Data" has the meaning given thereto in
Section 3.4;

     "Non-Acquisition Notice" has the meaning given thereto in the definition of Eligible Property in Section 1.1;

     "Operating Costs" means, in respect of any Eligible Property, all costs of Commercial Operations categorized as "Operating" costs by generally accepted accounting practice including all taxes, royalties (including any underlying royalties) and other levies except for federal, provincial and state corporate income taxes, but not including any charges for depreciation, depletion or amortization. Operating Costs shall also include a reasonable charge for overhead not to exceed 2.5% of all other Operating Costs;

     "Operating Losses" means, in any month after Commencement of Commercial Operations, the amount by which Operating Costs exceed Revenue;

     "Permanent Ownership Interest" means an interest in a Property which entitles the holder thereof to extract and produce Minerals;

     "Post Production Capital Expenditures" means, in respect of any Eligible Property, all expenditures made after the Commencement of Commercial Operations to acquire or construct assets having a useful life of more than one year or on development or expansion of a mine or other production facilities the cost of which would be charged on a unit of production basis in accordance with generally accepted accounting principles;

     "Pre-Acquisition Notice" has the meaning ascribed thereto in Section 4.3;

     "Preproduction  Expenditures"  means, in respect of any Eligible  Property,
(i) all expenses incurred in respect of such Eligible Property prior to Commencement of Commercial Operations, including, without limitation, all expenses incurred exploring, developing and equipping such Eligible Property for production, completing feasibility studies, maintaining such Eligible Property in good standing, constructing all facilities necessary to commence Commercial Operations on such Eligible Property, constructing or acquiring infrastructure or facilities off of such Eligible Property but required for Commercial Operations, and to otherwise achieve Commercial Operations, and (ii) a reasonable charge for overhead which shall be computed quarterly and charged to the Royalty Account at the end of each calendar quarter. Prior to a production decision, the charge for overhead shall be an amount equal to 1.5% of all other expenditures;

     "Probable Reserve" means the estimated quantity and grade of a Mineral Resource based on drill samples for which the potential for economic viability has been demonstrated by engineering, operating, economic, and legal factors at a level that will allow decisions on major expenditures;

     "Property" means any Mining Activities interest in real property, including without limitation, a mineral claim, a mineral concession, a license of occupation for mining purposes or a mining lease or any other interest derived from or into which any such claim, concession, license of occupation or lease may have been or may become converted;

     "Recipient" has the meaning ascribed thereto in the definition of Confidential Information in Section 1.1;

     "Reserve Charges" means, in respect of any Eligible Property, an amount to be established by estimating the cost of mine closure that will have to be incurred after Commercial Operations in respect of such Eligible Property have terminated and charging a portion of that cost on a monthly basis to the Royalty Account in a reasonable manner, provided however, that any monies which have been set aside for the satisfaction of mine closure costs prior to the establishment of the Royalty Account shall be deducted;

     "Revenue" means, in respect of any Eligible Property, the proceeds received for the sale of product or any assets produced from such Eligible Property and received by the parties entitled thereto, the cost of which has been previously charged to the Royalty Account;

     "Royalty Account" means, in respect of any NPI Royalty granted pursuant to a Licensee NPI Royalty Agreement or Sub-Licensee NPI Royalty Agreement, as the case may be, the account to be established by the Licensee or Sub-Licensee, as the case may be, for purposes of calculating the amount of such NPI Royalty;

     "Royalty Agreement" means a Licensee NSR Royalty Agreement, Licensee NPI Royalty Agreement, Sub-Licensee NPI Royalty Agreement or Sub-Licensee NSR Royalty Agreement;

     "Software" means the software known as "Prospectre" and all computer programs and Documentation therefor and versions thereof and all the Licensor Improvements thereto, however recorded;

     "Subject Hyperspectral Data" has the meaning ascribed thereto in
Section 3.1;

     "Sub-Licensee NPI Royalty Agreement" means the agreement in the form attached hereto as Exhibit D;

     "Sub-Licensee NSR Royalty Agreement" means the agreement in the form attached hereto as Exhibit E;

     "Subsequent Acquisition Notice" has the meaning ascribed thereto in
Section 4.1(b);

     "Technology" means the remote sensing and airborne Hyperspectral scanning and imaging technologies utilized by the Licensor or an Affiliate thereof, whether (i) developed by or for the Licensor or an Affiliate thereof or in collaboration with the Licensor or an Affiliate thereof and Integrated Spectronics Pty Ltd., (ii) assigned to the Licensor or an Affiliate thereof by the inventors thereof, or (iii) licensed for use and sublicensing by the Licensor or an Affiliate thereof, including, without limitation, the ESSI Probe 1 and other Hyperspectral imaging equipment used by the Licensor or an Affiliate thereof, the Software, Documentation and Licensor Improvements. The Technology shall also include all Improvements thereto designed or created by or for the Licensor or an Affiliate of the Licensor after the Effective Date;

     "Technology Agreements" has the meaning ascribed thereto in Section 5.1(e);

     "Working Capital" means, in respect of any Eligible Property, all expenses incurred by the Licensee or Sub-Licensee, as the case may be, for working capital prior to the date when Commercial Operations on such Eligible Property, generate sufficient revenue to satisfy working capital requirements.

1.2      HEADINGS

         The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.3      EXTENDED MEANINGS

         In this Agreement words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

1.4      AMBIGUITIES

         The parties hereto agree that each of them has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

1.5      OWNERSHIP OR CONTROL

         For the purposes of this Agreement, a person shall be deemed to own or control, or to have, or to have acquired, an interest in the ownership and/or control of a Property if such person has a contractual right to conduct geotechnical exploration, including, without limitation, ground geological prospecting, on the Property under an option, permit, claim, concession, lease, license, or other grant from the registered or recorded owner of the Property for which such person has paid material consideration. In this Agreement, all references to ownership or control of an interest in a Property by a person shall refer to the equitable or beneficial ownership of the undivided interest or aliquot share of such person in the Property, rather than to the legal ownership, or registered or recorded title, to the Property.

1.6      ACCOUNTING PRINCIPLES

         Wherever in this Agreement reference is made to a calculation to be made in accordance with generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7      SCHEDULES

         The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

         Schedule 1        -        Documentation
         Schedule 2        -        Implementation Schedule
         Schedule 3        -        Third Party Rights
         Exhibit A         -        Affiliate Sub-License Agreement
         Exhibit B         -        Licensee NPI Royalty Agreement
         Exhibit C         -        Licensee NSR Royalty Agreement
         Exhibit D         -        Sub-Licensee NPI Royalty Agreement
         Exhibit E         -        Sub-Licensee NSR Royalty Agreement
         Exhibit F         -        Licensee Exercise Notice

                               ARTICLE 2 - LICENSE

2.1      CERTAIN RIGHTS OF LICENSOR

         Notwithstanding the provisions of Section 2.2 but subject to Section 3.1, the Licensor shall have the following rights to Commercially Exploit the
Technology:

         (i) the  right  to  Commercially  Exploit  the  Technology  for  Mining
Activities in respect of any Property in which the Licensor or any of its Affiliates has an interest in the ownership or control of such Property on the day before the Property is surveyed by the Technology; and

         (ii) the right to Commercially Exploit the Technology for Mining Activities in respect of any Property in respect of which the Licensor, on the date such Property was surveyed by the Technology:

                  A. had entered into a written commitment to acquire an interest in the ownership or control of such Property, or

                  B. was actively engaged in negotiations to acquire an interest in the ownership or control of such Property;

         (iii) the right to Commercially Exploit the Technology for Mining Activities in the Republic of Kazakstan; and

         (iv)     the right to Commercially Exploit Non-Acquired Hyperspectral
Data.

2.2      GRANT OF LICENSE

         Subject to the provisions of this Agreement, the Licensor hereby grants to the Licensee, and the Licensee hereby accepts from the Licensor, an exclusive worldwide right and license, during the term of this Agreement and any renewals hereof, to use the Technology for any Mining Activities.

2.3      COVENANTS OF THE LICENSEE

         The Licensee covenants and agrees that:

         (i) it will not, without the prior written consent of the Licensor (which consent will not be unreasonably withheld or delayed), during the term of this Agreement or any renewal hereof, either directly or indirectly, alone or in connection with Licensed Affiliates or any third party or in any other manner use, engage, exploit or otherwise take advantage of any technology involving airborne Hyperspectral imaging for Mining Activities other than the Technology;

         (ii) subject to the terms and conditions of any arrangement between the Licensee and Applied Signal and Image Technology, Inc. or Integrated Spectronics Pty Ltd., it will not, during the term of this Agreement or any renewal hereof, challenge or contest the Licensor's ownership or control of, or right to Commercially Exploit, the Technology; and

         (iii) prior to the expiry of this Agreement (including any renewal hereof) at least seventy-five percent (75%) of the geographic areas (as established by the corners designated by UTM or latitude and longitude coordinates) in respect of which the Licensee or Licensed Affiliates shall have requested to be surveyed by the Licensor pursuant to the provisions of the Services Agreement shall not have included Properties, which on the date of the applicable survey, were of a type described in items (a) or (d) (i) of the definition of Eligible Property.

2.4 Covenant of the Licensor not to authorize others to Commercially Exploit the Technology for Mining Activities

         Subject to the provisions of Section 2.1, the Licensor covenants and agrees that it will not, without the prior written consent of the Licensee, during the term of this Agreement or any renewal hereof, either directly or indirectly, alone or in connection with any Affiliate of the Licensor or any third party authorize or permit any other person to Commercially Exploit the Technology for Mining Activities.

2.5      DELIVERY AND DISCLOSURE OF DOCUMENTATION

         The Licensor agrees, within the time period set out in Schedule 2, (the "Implementation Schedule"), to make complete and full disclosure to and provide copies to the Licensee, however recorded, of the Documentation.

2.6      SUB-LICENSE ARRANGEMENTS

         The License conferred hereunder upon the Licensee includes permission to grant sub-licenses to Licensed Affiliates (each an "Authorized Sub-Licensee") to use the Technology for any Mining Activities. The Licensee shall be entitled to grant sub-licenses hereunder by delivering to the Licensor a written notice specifying the name of the Authorized Sub-Licensee together with six (6) copies of an Affiliate Sub-Licensee Agreement duly executed by the Licensee and the Authorized Sub-Licensee and, in the event that such Authorized Sub-Licensee is an Affiliate of Falconbridge Limited, by Falconbridge Limited, whereupon the Licensor shall deliver fully executed copies of such agreement to each of the Licensee and the Authorized Sub-Licensee and, if applicable, Falconbridge Limited. Each Authorized Sub-Licensee shall not have any right to grant any further sub-licenses without the prior written consent of the Licensor.

2.7      IMPROVEMENTS

         (a) Subject to the terms and conditions of this Agreement, the Licensor will at all times and from time to time make complete and full disclosure, and provide copies, of all the Licensor Improvements (including providing full access to Improvements in the Technology and Documentation related thereto) to the Licensee, at Licensor's own expense.

         (b) The Licensee will at all times and from time to time make complete and full disclosure, and provide copies of, all the Licensee Improvements to the Licensor, at Licensee's expense. Subject to any duties owed by the Licensee to third parties, the Licensee covenants and agrees that the Licensor shall have the non-exclusive right and royalty-free license to Commercially Exploit Licensee Improvements.

                ARTICLE 3 HYPERSPECTRAL DATA ACQUIRED BY LICENSOR

3.1      RIGHT OF FIRST OFFER IN RESPECT OF CERTAIN HYPERSPECTRAL DATA

         Subject to the provisions of Sections 2.1 and 3.2, in the event that the Licensor or any Affiliate of the Licensor obtains, directly or indirectly, any Hyperspectral Data (the "Subject Hyperspectral Data"):

         (a) pursuant to the Commercial Exploitation of the Technology with respect to either:

               (i) a Property in which the Licensor or any Affiliate of the Licensor does not own or control an interest on the day before such Property is surveyed by the Technology; or

               (ii) a Property in respect of which the Licensor or any Affiliate of the Licensor, on the date such Property was surveyed by the Technology:

                    A    had not entered into a written commitment to acquire an
               interest in the ownership or control of such Property, or

                    B    was not actively engaged in negotiations to acquire an
               interest in the ownership or control of such Property, or

         (b) as a result of Commercial Exploitation of the Technology by the Licensor or any Affiliate of the Licensor for or pursuant to a contractual or other arrangement between the Licensor or any Affiliate of the Licensor and a third party, then, the Licensor shall, within thirty (30) consecutive days of the date on which the Licensor or its Affiliate first obtained the Subject Hyperspectral Data, give written notice thereof (the "Hyperspectral Data Notice") to the Licensee, which notice shall include the Subject Hyperspectral Data, the area covered by the survey expressed in terms of longitude and latitude or UTM coordinates and, if applicable, an acknowledgement of the applicable Affiliate of the Licensor pursuant to which such Affiliate agrees to be bound by the provisions of Article 3 hereof. The Licensee shall have the right (the "Hyperspectral Data Acquisition Right"), at its option, for a period (the

"Exercise Period") of sixty (60) consecutive days from the date on which the Licensee receives the Hyperspectral Data Notice, to acquire all or any portion of the Subject Hyperspectral Data (such Subject Hyperspectral Data so acquired being referred to herein as the "Acquired Hyperspectral Data"). All Property which is located within the geographic limits of the relevant survey is hereinafter referred to as the "Designated Area" and any interest in the ownership or control of a Property located within the Designated Area which is subsequently acquired by the Licensee or any Licensed Affiliate is hereinafter referred to as a "Designated Property". The Licensee shall be entitled to exercise the Hyperspectral Data Acquisition Right by delivery to the Licensor of a notice (the "Licensee Exercise Notice") substantially in the form annexed hereto as Exhibit F. In the event the Licensee delivers a Licensee Exercise Notice to acquire Hyperspectral Data, any interest in the ownership or control of any Designated Property subsequently acquired by the Licensee or any Licensed Affiliate within the Designated Area shall be deemed to be an Eligible Property, subject only to the exclusions therefrom set forth in the definition of Eligible Property.

3.2      HYPERSPECTRAL SURVEYS FOR GOVERNMENTAL BODIES

         In the event the Licensor enters into a binding contractual arrangement with a Governmental Body to complete a Hyperspectral survey pursuant to which such Governmental Body (i) requires that the Hyperspectral Data collected in connection with such survey be kept secret and confidential and the Licensor is prohibited from using such Hyperspectral Data for such reason, and (ii) covenants and agrees with the Licensor that it will not, directly or indirectly, disclose such Hyperspectral Data to any person engaged in Mining Activities, then the Licensor shall have no obligation to the Licensee pursuant to the provisions of Section 3.1 to give a Hyperspectral Data Notice to the Licensee in respect of such Hyperspectral Data; provided, however, that such Hyperspectral Data shall only be excluded from the provisions of Section 3.1 until the date on which the Licensor is no longer prohibited from using such Hyperspectral Data by such Governmental Body, then the Hyperspectral Data from such survey shall be subject to the provisions of Section 3.1.

3.3      CONFIDENTIALITY OF HYPERSPECTRAL DATA ACQUIRED BY LICENSOR

         During the period commencing on the initial date of the survey relating to any Subject Hyperspectral Data and ending on the last day of the Exercise Period related thereto, the Licensor and each of the directors, officers, and employees of the Licensor shall not reveal, disclose, transfer, sell or otherwise dispose of or make available to any person (except as may be required by applicable law and only after compliance with the provisions of this paragraph), the Subject Hyperspectral Data or use the Subject Hyperspectral Data for any purpose whatsoever, including, without limitation, to acquire, directly or indirectly, any interest in the ownership or control of any Property surveyed in connection with the production of such Subject Hyperspectral Data. In the event that the Licensor or any of its directors, officers or employees is required by applicable law to disclose or otherwise make available the Subject Hyperspectral Data during the Exercise Period, the Licensor shall notify the Licensee promptly so that the Licensee may seek a protective order or other appropriate remedy or, in the Licensee's sole discretion, waive compliance with the terms of this paragraph. In the event that no such protective order or other remedy is obtained, the Licensor shall only disclose that portion of the Subject Hyperspectral Data as the Licensor is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Subject Hyperspectral Data.

3.4      HYPERSPECTRAL DATA NOT ACQUIRED BY THE LICENSEE

         In the event that the Licensee does not, within the applicable Exercise Period, deliver a Licensee Exercise Notice to the Licensor, or if the Licensee delivers a Licensee Exercise Notice in respect of a portion of the applicable Subject Hyperspectral Data only, or if the Licensee delivers to the Licensor a Non-Acquisition Notice in respect of all or a portion of the applicable Subject Hyperspectral Data, then:

         (i) the Licensor shall thereafter be entitled to (A) reveal, disclose, transfer, sell or otherwise dispose of or make available to any person the Hyperspectral Mineral Data not so acquired by the Licensee (the "Non-Acquired Hyperspectral Data"), and (B) to use the Non-Acquired Hyperspectral Data for any purpose whatsoever, including, without limitation, to acquire, directly or indirectly, any interest in the ownership or control of any Property which is not a Designated Property, and

         (ii) upon the earlier of (A) thirty (30) days following the last day of the applicable Exercise Period, and (B) thirty (30) days following the date on which the Licensor receives the applicable Non-Acquisition Notice, the Licensee shall thereafter be entitled to acquire an interest in the ownership or control of any Property surveyed in connection with the production of such Non-Acquired Hyperspectral Data and the Licensee shall have no obligation whatsoever to grant to the Licensor any interest in any such Property and the Licensee shall owe no fiduciary obligation, duty of confidence or other obligation to the Licensor in respect of such Non-Acquired Hyperspectral Mineral Data or any interest in any such Property thereafter acquired by the Licensee or any of its Affiliates.

3.5      RIGHTS CUMULATIVE

         The rights of the Licensee under this Section shall be cumulative. The Licensee may, upon receipt of a Hyperspectral Data Notice, assign its rights under this Section, upon notice to the Licensor, to a Licensed Affiliate provided that such Licensed Affiliate agrees to be bound by the terms of this Agreement.


                 ARTICLE 4 - ACQUISITION OF AN ELIGIBLE PROPERTY

4.1      NOTIFICATION OF ACQUISITION BY LICENSEE

         (a) The Licensee shall give written notice (an "Acquisition Notice") to the Licensor of the acquisition by the Licensee of an interest in the ownership and control of an Eligible Property within thirty (30) consecutive days of such acquisition, which notice shall describe in reasonable detail such Eligible Property, the date of acquisition thereof by the Licensee and the interest of the Licensee therein acquired.

         (b) Without limiting the generality of Section 4.1(a), in the event that the Licensee has delivered to the Licensor an Acquisition Notice relating to the acquisition by the Licensee of an interest in the ownership and control of an Eligible Property which, at the date of such Acquisition Notice was not an NSR Eligible Interest in such Eligible Property, and the Licensee subsequently acquires an NSR Eligible Interest therein, then the Licensee shall deliver to the Licensor a notice (a "Subsequent Acquisition Notice") of the acquisition of such NSR Eligible Interest within thirty (30) consecutive days of such acquisition, which notice shall describe in reasonable detail such Eligible Property, the date of acquisition of such interest therein by the Licensee and the interest of the Licensee therein acquired.

4.2      LICENSEE ROYALTY AGREEMENT

         The Licensor and the Licensee hereby mutually covenant and agree as follows:

         (i) if an Acquisition Notice or Subsequent Acquisition Notice delivered hereunder relates to the acquisition by the Licensee of an interest (an "NSR Eligible Interest") in an Eligible
                  Property:

                  (I) which is a 100% undivided Permanent Ownership Interest therein; and

                  (II)     in  respect  of which  there  are,  as at the date of
                           acquisition,   no  existing   royalties   or  similar
                           encumbrances in favour of third parties thereon,

                  the Licensor and the Licensee shall execute and deliver a Licensee NSR Royalty Agreement within ten (10) consecutive Business Days of the date on which such Acquisition Notice or Subsequent Acquisition Notice, as the case may be, is delivered hereunder; and

         (ii) if an Acquisition Notice delivered hereunder relates to the acquisition of an interest in an Eligible Property which, on the date of such Acquisition Notice, is not an NSR Eligible Interest, the Licensor and Licensee shall execute and deliver a Licensee NPI Royalty Agreement within ten (10) consecutive Business Days of the date on which the Licensee acquires a Permanent Ownership Interest in the Eligible Property in respect of which such Acquisition Notice is delivered hereunder.

In each case, such Royalty Agreement shall be binding on the parties thereto upon the execution and delivery thereof by each party thereto.

4.3      NOTIFICATION OF PROPOSED ACQUISITION

         Without limiting the generality of Section 4.1, the Licensee shall give written notice (the "Pre-Acquisition Notice") to the Licensor of any proposed acquisition of a Property which the Licensee has determined is of a type described in item (b) or item (d) of the definition of "Eligible Property", which notice shall specify the basis for such determination. The Licensor shall be entitled to challenge such determination by delivery to the Licensee of a written notice (the "Licensor Objection Notice") to that effect within thirty
(30) consecutive days of receipt of the Pre-Acquisition Notice by the Licensor. If the Licensor delivers a Licensor Objection Notice and the parties are not able to resolve such dispute within a period of thirty (30) consecutive days commencing on the date of receipt by the Licensee of the Licensor Objection Notice, the parties shall submit the dispute to arbitration pursuant to Section
9.1. If the Licensor does not deliver a Licensor Objection Notice within such thirty (30) day period, the Licensor shall be deemed to have accepted the Licensee's determination as to whether the Property described in such Pre-Acquisition Notice constitutes an Eligible Property for the purposes hereof and such determination shall thereupon be final and binding on the Licensor and the Licensee.

4.4 TITLE TO HYPERSPECTRAL DATA ACQUIRED PURSUANT TO THIS AGREEMENT OR THE SERVICES AGREEMENT

         The Licensee will own all right, title and interest in and to all Hyperspectral Data acquired by the Licensee pursuant to the Services Agreement or this Agreement free and clear of all liens, charges and encumbrances. The Licensee agrees to transfer and assign to the Licensor all of the Licensee's right, title and interest in and to such Hyperspectral Data which is not associated with any Eligible Property on the day immediately following the last day of the period which is two (2) consecutive years from the date on which the applicable Hyperspectral Data was received by the Licensee pursuant to the Services Agreement or this Agreement, as the case may be; provided that the Licensee shall be entitled to retain a copy of, and to use, such Hyperspectral Data. During such two (2) year period, such Hyperspectral Data shall constitute Confidential Information for the purposes Article 7 hereof.

4.5      NOTIFICATION OF EXCLUDED HYPERSPECTRAL DATA

         The Licensor shall give written notice (the "Excluded Data Notice") to the Licensee forthwith upon any determination by the Licensor to not deliver to the Licensee a Hyperspectral Data Notice in respect of any Hyperspectral Data which relates to a Property described in paragraphs 3.1(a)(i) or 3.1(a)(ii), which notice shall specify the basis for such determination. The Licensee shall be entitled to challenge such determination by delivery to the Licensor of a written notice (the "Licensee Objection Notice") to that effect within thirty
(30) consecutive days of receipt of the Excluded Data Notice by the Licensor. If the Licensee delivers a Licensee Objection Notice and the parties are not able to resolve such dispute within a period of thirty (30) consecutive days commencing on the date of receipt by the Licensee of the Licensee Objection Notice, the parties shall submit the dispute to arbitration pursuant to Section
9.1. If the Licensee does not deliver a Licensee Objection Notice within such thirty (30) day period, the Licensee shall be deemed to have accepted the Licensor's determination as to whether the Subject Hyperspectral Data is subject to delivery to the Licensee pursuant to Section 3.1 and such determination shall thereupon be final and binding on the Licensor and the Licensee.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING CORPORATE CAPACITY OF LICENSOR

         The Licensor represents, warrants and covenants to the Licensee as follows:

         (a) the Licensor is a corporation duly incorporated and validly existing under the laws of State of Utah;

         (b) the Licensor has full power and authority to enter into this Agreement and the Services Agreement, to grant the License and deliver the License to the Licensee free from all liens, charges and encumbrances and to perform each and every covenant and agreement herein contained and contained in the Services Agreement to be observed or performed by it;

         (c) the Licensor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Services Agreement, and each of this Agreement and the Services Agreement constitutes a valid and legally binding obligation of the Licensor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to general principles of equity;

         (d) the execution and delivery of this Agreement and the Services Agreement, the grant of the License and the performance of the covenants and agreements herein contained and contained in the Services Agreement, including, without limitation, the obligations of the Licensor under Section 3.1, are not limited or restricted by, and are not in conflict with, and will not result in a breach of, the constating documents or by-laws of the Licensor, or any applicable law, rule or regulation or any contract, agreement or other instrument to which the Licensor is a party or is bound;

         (e) the Licensor shall give written notice to the Licensee forthwith (and in any event within 48 hours) upon the breach by the Licensor or any Affiliate of the Licensor of any contract, agreement or other instrument to which the Licensor or any Affiliate thereof is bound and which relates to, or may restrict, (i) the use by the Licensor or any Affiliate thereof of the Technology, or (ii) the performance by the Licensor of its obligations hereunder or under the Services Agreement (such contracts, agreements and instruments being collectively referred to herein as the "Technology Agreements"). Such notice shall include a full description of the applicable contract, agreement or instrument and of the actions being taken by the Licensor or its Affiliate, as applicable, to remedy such breach. The Licensee may, at its option (but shall be under no obligation to do so) and at the expense of the Licensee, take such actions for and on behalf of the Licensor or its Affiliate, as applicable, to remedy such breach;

         (f) neither the Licensor nor any Affiliate of the Licensor is in breach of its respective obligations under any Technology Agreement and each such Technology Agreement is in full force and effect; and

         (g) the Licensor hereby acknowledges and agrees that the Licensee or one or more of its Affiliates has or may enter into one or more arrangements with, or receive the benefit of certain covenants from, Applied Signal and Image Technology, Inc. and Integrated Spectronics Pty Ltd. with respect to the use of the Technology and Hyperspectral Data. The Licensor agrees that the Licensee shall be entitled to rely upon and enforce its rights under such arrangements and covenants and that neither the Licensor nor any Affiliate thereof shall challenge or contest such rights.

5.2      REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING THE TECHNOLOGY

         The Licensor represents, warrants and covenants to the Licensee as follows:

         (a) the Licensor is the legal and beneficial owner of the Commercial Exploitation rights to the Technology, and subject to the rights reserved to Integrated Spectronics Pty. Ltd. and Applied Signal and Image Technology Inc., as described in Schedule 3, to the best of the knowledge and belief of the Licensor no person other than the Licensor has any right, title or interest in or to the Commercial Exploitation rights to the Technology;

         (b) to the best of the knowledge and belief of the Licensor, the Technology does not infringe any existing intellectual property right or proprietary right of any third party;

         (c) to the best of the knowledge and belief of the Licensor, there are no proprietary rights registrations for or in respect of the Technology;

         (d) no notice has been received by the Licensor nor is any notice anticipated, that any rights being licensed to the Licensee in the Technology are invalid or unenforceable or that any infringement or misappropriation thereof, in whole or in part, by any third person has occurred;

         (e) no person has been authorized by the Licensor or any of its affiliates to use, distribute or Commercially Exploit the Technology for Mining Activities, and the Licensor is not aware of any person who is using or Commercially Exploiting the Technology for Mining Activities other than the parties described in Schedule 3;

         (f) the Licensor will not disclose or furnish to the Licensee any information or data which is owned by or proprietary to any third person, without the prior written consent of the Licensee; and

         (g) the Technology will conform to and operate in accordance with the product specifications in the Documentation.

5.3 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING CORPORATE CAPACITY OF LICENSEE

         The Licensee represents, warrants and covenants to the Licensor as follows:

         (a) the Licensee is a corporation duly incorporated and validly existing under the laws of Ontario;

         (b) the Licensee has full power and authority to enter into this Agreement and to perform each and every covenant and agreement herein contained to be observed or performed by it;

         (c) the Licensee has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and legally binding obligation of the Licensee enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors' rights and to general principles of equity; and

         (d) the execution and delivery of this Agreement and the performance of the covenants and agreements herein contained are not limited or restricted by, and are not in conflict with, and will not result in a breach of, the constating documents or by-laws of the Licensee, or any applicable law, rule or regulation or any contract, agreement or other instrument to which the Licensee is a party or is bound, or will give rise to any duty of confidence on the part of the Licensee.

5.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations, warranties and covenants of the Licensor and the Licensee, respectively, contained in this Agreement shall survive the execution and delivery of this Agreement, notwithstanding any investigations or examinations which may be made by the Licensor or the Licensee, as the case may be, or their respective representatives. Each of the Licensor and the Licensee shall ensure that its respective representations and warranties set out in this Agreement are true and correct in all material respects throughout the term of this Agreement and any renewal hereof.

                            ARTICLE 6 - INFRINGEMENT

6.1      DEFENCE OF INFRINGEMENT CLAIMS

         During the term of this Agreement, the Licensor shall indemnify and hold harmless the Licensee and will defend at its own expense any action brought against the Licensee which is based on a claim that the Technology infringes, misappropriates or violates any intellectual property right or proprietary right (a "Claim") and the Licensor will pay any costs, settlements, damages and legal fees finally awarded against the Licensee with respect to such Claim, provided that the Licensee notifies the Licensor promptly in writing of the Claim, permits the Licensor fully to control the defense of the Claim, and does not agree to any settlement of the Claim without the Licensor's written consent. Licensor's obligations under this section shall apply to Claims based solely on the infringement of the Technology and shall not extend to any Licensee Improvements made thereto. The Licensee shall not consent to any judgement or enter into any settlement of a Claim or do anything in connection therewith which could affect the validity of, or Licensor's title to or interest in the Technology, without the Licensor's prior written consent. The Licensee agrees to assist the Licensor in defending all Claims. In the event that any Claims arise as a result of any Licensee Improvement, the Licensee shall indemnify and hold harmless the Licensor against any and all damages, settlement costs and expenses (including reasonable legal fees) suffered or incurred by the Licensor in respect thereof. This section 6.1 states the entire obligations of the Licensor and the sole remedies of the Licensee with respect to any claim pertaining to the infringement, misappropriation or violation of an intellectual property right or proprietary right related to the Technology.

                           ARTICLE 7 - CONFIDENTIALITY

7.1      CONFIDENTIALITY OBLIGATION

         (a) Each party acknowledges that Confidential Information will be exchanged between the parties pursuant to this Agreement. Each party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other party. Each party agrees that it will not disclose any Confidential Information of the other party to any other person or use any Confidential Information of the other party except for the purposes of this Agreement and as authorized herein.

         (b) Notwithstanding section 7.1(a) but without limiting the provisions of Section 3.1 the Recipient of Confidential Information may use or disclose the Confidential Information to the extent that the Recipient can show that such Confidential Information is (i) already known by the Recipient without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Recipient, (iii) rightfully received from a third party, (iv) independently developed by the Recipient without use of the information of the Disclosing Party, (v) approved by the Disclosing Party for disclosure, or (vi) required to be disclosed pursuant to a requirement of a Governmental Body or law so long as the Recipient provides the other party with notice of such requirement prior to any such disclosure and takes all reasonable steps available to maintain the information in confidence.

7.2      THIRD PARTY INFORMATION

         Neither the Licensor nor the Licensee shall disclose to the other any proprietary, confidential, secret, or private information of any third person which it is under a duty not to disclose

7.3      LOSS OF CONFIDENTIAL INFORMATION

         In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately.

7.4      ENFORCEMENT OF CONFIDENTIALITY OBLIGATION

         Each party hereto acknowledges and agrees that irreparable injury may result to the other party if such party breaches the provisions of this Agreement relating to Confidential Information and that damages may be an inadequate remedy in respect of such breach. Each party hereby agrees in advance that, in the event of such breach, the other party shall be entitled, in addition to such other remedies, damages and relief as may be available under applicable law, to the granting of injunctive relief in such party's favour.

                        ARTICLE 8 - TERM AND TERMINATION

8.1      TERM

         Subject to earlier termination as provided for herein, this Agreement shall be effective upon the Effective Date and shall continue in full force and effect for an initial term (the "Initial Term") of three (3) years; provided that either party may terminate this Agreement at the end of the Initial Term upon giving written notice to the other party not less than one hundred and eighty (180) days prior to the end of the Initial Term. If not terminated by either party at the expiry of the Initial Term, this Agreement will automatically renew for an additional term of three (3) years; provided that either party may terminate this Agreement after the Initial Term upon giving written notice to the other party not less than one hundred and eighty (180) days prior to the date set forth therein for termination.

8.2      TERMINATION BY THE LICENSOR

         (a) The Licensor may at its option terminate this Agreement with immediate effect by giving the Licensee written notice of termination upon the happening of any of the following events:

         (i) if any material breach or default under any provision of this Agreement by the Licensee occurs and continues in effect for thirty (30)
consecutive days following the giving of written notice of same specifically referring to this Section 8.2(a) to the Licensee by the Licensor or such longer period as may reasonably be necessary to remedy such breach or default, provided that the Licensee proceeds diligently to remedy such breach or default throughout such period; or

         (ii) any amount which has accrued due to the Licensor under the Services Agreement remains unpaid for a period of thirty (30) consecutive days following the date on which such amount was due and payable; provided that the Licensee shall not be in default of its obligations under this Section 8.2 (b) as a result of a failure or delay by the Licensor to provide such services as are contemplated by the Services Agreement or to invoice the Licensee for services rendered or as a result of the Licensee or any Authorized Sub-Licensee having determined to contest any such invoice in good faith.

         (b) This Agreement will terminate on the tenth day following the date on which the Licensee or the Authorized Sub-Licensees fail to retain the services of the Licensor under the Services Agreement for an aggregate amount equal to or greater than:

              (A) US $750,000 prior to the first anniversary of the Effective Date,

              (B) US $2,750,000 prior to the second anniversary of the Effective Date,

              (C)   US $5,750,000 prior to the end of the Initial Term, or

              (D) US $3,000,000 in each twelve (12) month period following the end of the Initial Term;

provided that the respective amounts referred to in items (A), (B), (C) and (D) above shall be reduced by an amount equal to the gross proceeds realized by the Licensor or an Affiliate thereof during the respective periods referred to in such items from the provision by the Licensor or any Affiliate thereof of Hyperspectral survey services to any person (other than the Licensor or any Affiliate thereof) which has retained such services as a result of the sole and exclusive efforts of the Licensee or an Affiliate thereof. The Licensor shall, prior to the last Business Day of each period referred to in such items, notify the Licensee of the aggregate amount so realized during such period.

8.3      TERMINATION BY THE LICENSEE

         (a) The Licensee may at its option terminate this Agreement with immediate effect by giving the Licensor written notice of termination upon the happening of any of the following events:

         (i) if any material breach or default under any provision of this Agreement by the Licensor occurs which continues in effect for thirty (30) consecutive days following the giving of written notice of same specifically referring to this Section 8.3(a)(i) to the Licensor by the Licensee or such longer period as may reasonably be necessary to remedy such breach or default, provided that the Licensor proceeds diligently to remedy such breach or default throughout such period;

         (ii) if any material breach or default under any provision of the Services Agreement by the Licensor occurs which continues in effect for thirty
(30) consecutive days following the giving of written notice of same specifically referring to this Section 8.3(a)(ii) and the applicable section of the Services Agreement to the Licensor by the Licensee or such longer period as may reasonably be necessary to remedy such breach or default, provided that the Licensor proceeds diligently to do so throughout such period; or

         (iii) if any representation or warranty made by the Licensor in or in connection with this Agreement is false or inaccurate in any material respect and continues to be so for a period of not less than thirty (30) consecutive days following the giving of written notice of same specifically referring to this Section 8.3(a)(iii) to the Licensor by the Licensee.

         (b) In addition, the Licensee may, at its option, terminate this Agreement if the Licensee is:

         (i)      dissatisfied with the performance of the Technology; or

         (ii)     concludes that the Technology has become obsolete,

which failure is capable of being cured and which remains uncured after the Licensee provides to the Licensor prior written notice describing such failure of not less than 180 days and during such time the failure remains uncured.

8.4      TERMINATION FOR INSOLVENCY

         This Agreement may be terminated by either party by notice to the other party (the "Insolvent Party") in the event the Insolvent Party shall dissolve, cease active business operations or liquidate and not continue business in another entity or form, or in the event that the Insolvent Party shall have been determined to be insolvent by a court of competent jurisdiction, or voluntary bankruptcy, insolvency, winding up or reorganization proceedings shall have been commenced by the Insolvent Party, or such proceedings shall have been brought against the Insolvent Party, or the Insolvent Party shall have made a general assignment for the benefit of creditors, or a receiver of all or any substantial part of the Insolvent Party's assets shall have been appointed, or the Insolvent Party shall have suffered or incurred any similar action in consequence of debt.

8.5      WAIVER OF RIGHTS

         The failure of a party to terminate this Agreement for any of the reasons specified in this Article 8 shall not in any way be deemed a waiver of such party's rights in respect thereof or otherwise limit its rights to enforce the obligations of the other party hereunder.

                               ARTICLE 9 - GENERAL

9.1      ARBITRATION

         Without limiting the provisions of Article 9, each party hereto agrees to negotiate the successful resolution of any controversy, claim or other dispute arising out of or relating to this Agreement for a period of thirty (30) consecutive days following receipt of a written request to that effect from the other party. Upon the expiry of such thirty (30) day period, any outstanding controversy, claim or other dispute arising out of or relating to this Agreement, or the breach thereof, shall be conclusively settled by arbitration in accordance with the rules of the Model Law Schedule of the International Commercial Arbitration Act (Ontario), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held at Toronto, Ontario, Canada, unless otherwise agreed. The arbitration will be conducted by a panel of three (3) arbitrators with suitable expertise in Mining Activities and remote sensing. Each party shall be entitled to appoint one (1) arbitrator and those arbitrators shall appoint a third arbitrator. The decision of the arbitrators shall be final and binding on the parties and neither party shall appeal the decision on any basis to any court. Nothing in this Section shall prevent either party from applying for or obtaining any interim, interlocutory or preliminary injunctive relief related to the infringement or misappropriation of any intellectual property right in any court of competent jurisdiction or from bringing any claim for contribution or indemnity in the same court as the court in which the suit is brought by any third person.

9.2      INDEPENDENT CONTRACTORS

         This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the parties. Save as otherwise provided for expressly in this Agreement, neither party shall have any right to obligate or bind the other in any manner whatsoever and nothing contained in this Agreement shall give or is intended to give any rights of any kind to persons not a party to this Agreement. Each party shall ensure that neither it nor any of its employees or representatives represent to any third party that it or they are servants or agents of the other.

9.3      SET-OFF

         In addition to all other rights and remedies of the parties pursuant to this Agreement or otherwise, the parties shall be entitled to set-off the amount of any claim that it has against the other party pursuant to the provisions of this Agreement or otherwise arising in connection with the transactions contemplated hereby and a reasonable estimate of the amount of any claim, liability or damages for which one party is or may be liable against any amounts payable by the other party, provided that, in the event that subsequent to the time of set-off made by one party, the liability of the other party is determined to be less than the amount set-off by the first party, the first party shall pay to the other party the excess amount of such set-off forthwith following such determination.

9.4      FURTHER ASSURANCES

         Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Where the Licensor or the Licensee is required by the other under this Section to do anything including executing and delivering any documents, such party shall comply with such request with seven (7) Business Days of the request.

9.5      BENEFIT OF THE AGREEMENT

         This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

9.6      AMENDMENTS AND WAIVER

         No modification of or amendment to this Agreement shall be valid or binding unless set out in writing and duly executed by both of the parties and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

9.7      ASSIGNMENT BY THE LICENSOR

         The Licensor may sell, transfer, assign or in any other way dispose of this Agreement or any of its rights or obligations hereunder at any time without the consent of the Licensee to an Affiliate of the Licensor or in connection with a merger, amalgamation or other re-organization of the Licensor provided that the successor, Affiliate or assignee, as the case may be (i) is immediately after the assignment or other applicable transaction the owner of all right, title and interest in the Technology and is the person who will continue the development and Commercial Exploitation thereof, and (ii) thereupon undertakes to the Licensee in writing to be bound by the provisions of this Agreement in all respects and to the same extent as the Licensor is bound.

9.8      ASSIGNMENT BY THE LICENSEE

         The Licensee may sell, transfer, assign or in any other way dispose of this Agreement or any of its rights and obligations hereunder at any time without the consent of the Licensor to an Affiliate of the Licensee or in connection with a merger, amalgamation or other re-organization of the Licensee provided that the successor, Affiliate or assignee, as the case may be, undertakes to the Licensor in writing to be bound by the provisions of this Agreement in all respects and to the same extent as the Licensee is bound.

9.9      NOTICES

         Any demand, notice or other communication to be given in connection with this Agreement may be given in writing and may be given by personal delivery, registered mail, courier or facsimile addressed to the recipient as follows:

         To the Licensor:
                  Earth Search Sciences, Inc.
                  502 North 3rd Street, Suite #8
                  McCall, Idaho  83638
                  U.S.A.

                  Attention: President

                  Fax No.:  (208) 634-2978

         To the Licensee:
                  Noranda Mining and Exploration Inc.
                  Suite 2700
                  1 Adelaide Street East
                  Toronto, Ontario
                  M5C 2Z6

                  Attention: Secretary

                  Fax No.:  (416) 982-6902

or to such other address, facsimile number or individual as may be designated by notice by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the tenth (10th) business day following the deposit thereof in the mail and, if given by courier, on the third (3rd) business day following the sending thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, such demand, notice or other communication shall not be mailed but shall be given by personal delivery, courier or facsimile.

9.10     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without reference to its conflict-of-law rules. The Licensor hereby submits to the non-exclusive jurisdiction of the courts of the Province of Ontario for any legal action arising out of this Agreement or the performance of the obligations hereunder or thereunder.

9.11     RIGHTS AND REMEDIES

         All rights and remedies of either party under this Agreement shall be cumulative and may be exercised singularly or concurrently.

9.12     FORCE MAJEURE

         If the performance of this Agreement, or of any obligation hereunder, is interfered with, hindered or prevented by any cause or event which is beyond the reasonable control of one of the parties, including, without limitation, an act of God, strike, lockout, act of public enemy, war declared or undeclared, blockade, revolution, riot, insurrection, civil commotion, lightning, fire, storm, earthquake, explosion, governmental restraint, embargoes, inability to obtain or delay in obtaining governmental approvals, permits, licenses or allocations, acts of any groups asserting aboriginal rights or any environmental agencies or pressure groups, and any other cause whether of the kind specifically enumerated above or otherwise, which is beyond the reasonable control of a party, notwithstanding anything to the contrary contained herein, the failure or delay in performance by either party shall be excused on a day to day basis to the extent of such interference, and the other party will likewise be excused from performance of its obligations on a day to day basis to the extent such party's obligations relate to the performance so interfered with, provided that the party so affected uses its reasonable efforts to remove such causes of non-performance.

9.13     SEVERABILITY

         If a court or other lawful authority of competent jurisdiction declares any provision, Article or Section of this Agreement invalid, illegal or unenforceable, this Agreement will continue in full force and effect with respect to all other provisions, Articles and Sections and all rights and remedies accrued under such other provisions, Articles and Sections will survive any such declaration.

9.14     PUBLIC ANNOUNCEMENTS

         Except as required by applicable law, regulatory requirement, or the rules or by-laws of any stock exchange, no public announcement or press release concerning the transactions contemplated by this Agreement shall be made except with the prior consent and approval of both parties.

9.15     ENTIRE AGREEMENT

         This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect hereto.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

NORANDA MINING AND EXPLORATION INC.


By:  /s/ David L. Stevens
Name:  D.L. Stevens
Title: V.P.


EARTH SEARCH SCIENCES, INC.


By:  /s/ Larry Vance
Name:  Larry Vance
Title: Chairman

                               SERVICES AGREEMENT



                                     BETWEEN



                           EARTH SEARCH SCIENCES, INC.


                                     - and -


                       NORANDA MINING AND EXPLORATION INC.


                                   MADE AS OF


                                DECEMBER 16, 1997

                               SERVICES AGREEMENT

                  THIS AGREEMENT is made as of the 16th day of December, 1997.

B E T W E E N:
                           EARTH SEARCH SCIENCES, INC.
                           (hereinafter referred to as "ESSI"),

                                     - and -

                           NORANDA MINING AND EXPLORATION INC.
                           (hereinafter referred to as "Noranda"),


                  WHEREAS the parties hereto entered into the hyperspectral technology license agreement (the "License Agreement") dated as of December 16, 1997 pursuant to which ESSI granted certain rights and licenses to Noranda thereunder;

                  AND WHEREAS pursuant to the terms of the License Agreement, Noranda may sub-license its rights under the License Agreement to Affiliates of Noranda;

                  AND WHEREAS, as a condition to Noranda entering into the License Agreement, ESSI agreed to provide Noranda and Authorized Sub-licensees with certain services;

                  NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.1 In this Agreement, including the recitals, exhibits and schedules hereto, all capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed thereto in the License Agreement and:

"Agreement" means this agreement and all schedules and exhibits and all amendments made hereto by written agreement by the parties hereto;

"Defect" means any defect or error in the Software which causes the Software, or
any  part  thereof,   to  fail  to  perform  in  accordance   with  its  related
Documentation;

"Effective Date" means the date of this Agreement;

"Force Majeure Event" has the meaning ascribed thereto in Section 7.18;

"Overflight and Analysis Services" means the Survey services to be provided by ESSI to Noranda hereunder;

"Requirements of Environmental Law" means all requirements of the common law, civil law or of statutes, regulations, by-laws, ordinances, treaties, judgments and decrees, and (to the extent that they have the force of law) rules, policies, guidelines, orders, approvals, notices, permits, directives, and the like, of any federal, territorial, provincial, state, regional, municipal or local judicial, regulatory or administrative agency, board or governmental authority in Canada, the United States and any other jurisdiction in which the ESSI or any of its Affiliates carries on business (including, without limitation, the conduct of a Survey) or has assets relating to environmental or occupational health and safety matters and the assets and undertaking of ESSI or its Affiliates and the intended uses thereof;

"SWIR" means short wave infrared;

"Support Services" shall have the meaning ascribed to such term in Section 3.1;

"Services" means, collectively, the Overflight and Analysis Services and the Support Services;

"Surveys" means the airborne Hyperspectral surveys using the Technology to be performed by ESSI hereunder; and

"Work Plan" has the meaning ascribed thereto in Section 2.2.

1.2               HEADINGS

                  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles or Sections are to Articles or Sections of this Agreement.

1.3               EXTENDED MEANINGS

                  In this Agreement words importing the singular number only shall include the plural and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. The terms "provision" and "provisions" refer to terms, conditions, provisions, covenants, obligations, undertakings, warranties and representations in this Agreement.

1.4               AMBIGUITIES

                  The parties hereto agree that each of them has participated in the drafting of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

1.5               CURRENCY

                  Unless otherwise provided herein, all references to currency herein are to lawful money of the United States of America.

1.6               SCHEDULES AND APPENDIXES

                  The following are the Schedules and Appendixes annexed hereto and incorporated by reference and deemed to be part hereof:

                  Schedule A        -       Form of Work Plan
                  Appendix 1        -       Guidelines

                  ARTICLE 2 - OVERFLIGHT AND ANALYSIS SERVICES

2.1               SURVEYS

                  Upon the terms and subject to the conditions herein set forth, ESSI agrees to undertake and perform Surveys as directed by Noranda over such lands as Noranda may from time to time in writing direct.

2.2               WORK PLANS

                  During the term of this Agreement ESSI will provide to Noranda the Overflight and Analysis Services to be described in work plans to be separately executed by ESSI and Noranda (a "Work Plan"). Each Work Plan shall automatically incorporate the provisions of this Agreement, shall be in substantially the form of Schedule A and shall describe in detail the particulars regarding the Overflight and Analysis Services to be provided, the equipment to be provided by ESSI, third party services to be sub-contracted for by ESSI, the price to be paid by Noranda, the implementation schedule for such services and such additional provisions as the parties may agree upon.

2.3               DELIVERY AND ACCEPTANCE OF WORK PLANS

                  Unless otherwise agreed to in writing by the parties, orders for Overflight and Analysis Services shall be governed by the terms of this Agreement and the applicable Work Plans and nothing contained in any purchase order, letter or other instrument shall in any way modify, vary, change or add any term or condition hereto. Upon delivery of a Work Plan to ESSI, ESSI shall use its best efforts to comment on and propose revisions, if necessary, to such Work Plan by notice to the Customer within ten (10) Business Days (but shall, in any event, do so within fifteen (15) Business Days unless the parties otherwise agree in writing).

2.4               HYPERSPECTRAL DATA

                  Unless otherwise specified in a Work Plan, upon completion of the Work Plan, ESSI shall deliver to the Customer to which such Work Plan relates all Hyperspectral Data created during the course of the Overflight and Analysis Services conducted pursuant to the Work Plan. Subject to the terms of the License Agreement, the Customer will own all right, title and interest in and to all Hyperspectral Data created as a result of the Overflight and Analysis Services performed pursuant to a Work Plan.

2.5               SCOPE OF THE SURVEYS

         (a) A Survey will consist of areas designated by Noranda in a Work Plan. The flying areas will be submitted to ESSI with the corners designated by UTM or latitude and longitude coordinates. The survey area description shall be specifically as described in Schedule 1.

         (b) Subject to Section 2.15, all equipment, materials, fuel, personnel, and any other expenses required for the successful completion of the Survey will be provided by ESSI at its own cost and expense.

         (c) Where required by law, or as agreed by Noranda to be clearly in the interest of a successful completion of the Survey, Noranda will participate in permit applications and/or presentations to the appropriate authorities having jurisdiction.

2.6               PERSONNEL

                  ESSI will provide an experienced and skilled crew to complete the requested Survey. Unless otherwise designated in writing, the crew will consist of the following personnel:


                  (i) flight crew or crews as required to successfully complete the Survey, including pilot, co-pilot and navigator;
                  (ii) 1 remote sensing specialist/data processor; (iii) 1 electronic technician/instrument operator; and (iv) 1 aircraft maintenance engineer.

2.7               FIELD PROCESSING AND FIELD PRODUCTS

         (a) ESSI will ensure that experienced data processor will selectively review the Hyperspectral Data produced by a Survey on a flight-by-flight basis to ensure that such data is of an acceptable quality and will produce the following field products:

                  (i)      flight path;
                  (ii)     image data; and
                  (iii)    hyperspectral image identification.

         (b) Hyperspectral Data will be made available to Noranda at the Survey base site of operations. If requested by Noranda, ESSI shall provide an electronic copy (or such media as requested by Noranda) and a hard copy of Hyperspectral Data on a site (target) by site basis.

2.8               EQUIPMENT AND INSTRUMENTATION PROVIDED BY ESSI

         (a) The aircraft provided for the Survey will be identified by ESSI at least fifteen (15) days prior to mobilizing to the Survey site and prior to commencing the Survey. ESSI shall use its best efforts to ensure that the selection of the aircraft will be based on achieving the lowest cost without compromising safety and survey quality. Noranda, in consultation with ESSI, shall have the option to select an alternative aircraft platform and instrument configuration without compromising safety and survey quality, provided however that in such event Noranda shall assume all additional costs, if any, of reinstallation and survey delay.

         (b) The airborne Technology operated by ESSI shall be an ESSI Probe Hyperspectral system. The following related equipment shall also be installed in the aircraft:

                  (i)      a probe series system;
                  (ii)     precision altimeter;
                  (iii)    a GPS real-time navigation/recording system; and
                  (iv)     a digital data acquisition system.

         (c) The following equipment shall, at the option of Noranda, be installed at the base of operations or shall be accessible to Noranda from the base operations of the applicable Survey:

                  (i) ASIT Prospectre software or other type of software acceptable to Noranda; and
                  (ii)     a computer with a colour printer.

2.9               FLYING SPECIFICATIONS

         (a) In conducting a Survey, the aircraft will fly traverse lines in such a manner as to ensure the survey area is completely covered. The flight pattern will also depend on the resolution requested by Noranda (which shall be 5 to 10 meter data unless the parties otherwise agree in writing). Prior to undertaking the Survey, ESSI will submit to Noranda the proposed flight pattern with at least 25% planned imagery overlap between lines, except (i) as may be otherwise agreed to pursuant to a Work Plan, or (ii) where prohibited by obstacles, hazards or act of God in which case Noranda may elect not to proceed with the Survey.

         (b) The traverse line spacing and direction will be determined in consultation with Noranda to ensure adequate coverage and resolution.

         (c) ESSI shall discuss with Noranda changes in the layout of flight lines and any increase or decrease in the Survey size as requested by Noranda, and to accommodate such changes provided there is (1) adequate lead time in which to plan for efficient data collection, and (2) aircraft availability.

         (d) The mean terrain clearance of the aircraft used in connection with the Survey will be maintained at the mean terrain clearance as designated in the Survey specifications, or as close as possible to such altitude, with regard to topographic relief, built-up areas, flying regulations, and commensurate with the safety of the aircraft. The pilot's decision regarding minimum safe terrain clearance will be conclusive and binding.

         (e)      Navigation will be by electronic means using GPS.

2.10              DATA RECORDED IN THE FIELD

         (a) Hyperspectral data will be recorded digitally with all channels of raw data recorded to the computer's hard disk. An on-line sampling of the data will be done to image the data to monitor data quality.

         (b) The noise level of the ESSI Probe will be maintained at such a level so as to ensure a signal to noise ratio of no worse than 10:1 over a period of five (5) minutes in the full SWIR portion of the electromagnetic spectrum so as to ensure adequate separation of Mineral spectral signatures from background signatures.

         (c)      The terrain clearance will be recorded in meters.

         (d) The flight path shall be obtained from GPS coordinates as recorded digitally.

2.11              REFLIGHT SPECIFICATIONS

                  Reflights of any Survey area will be flown under any of the following conditions and shall be at ESSI's sole expense:

         (a) The noise level of the ESSI Probe degrades the signal to noise ratio in the SWIR to less than 10:1 over an area exceeding 60 km2;

         (b) The terrain clearance of the aircraft exceeds specifications by 50% for a distance of 5.0 kilometres or more, except where flying regulations dictate otherwise and/or the safety of the aircraft is in jeopardy;

         (c) The line spacing exceeds the line spacing set out in the specifications such that the survey loss exceeds three percent (3%) of the total work area;

         (d) The Survey area as designated in the applicable Work Plan is obscured by the amount (expressed as a percentage) specified in the applicable Work Plan due to poor atmospheric conditions.

2.12              HYPERSPECTRAL DATA PRODUCTION

         (a) ESSI shall restore all field Hyperspectral Data to the office system maintained at the base of operations of the Survey and re-verify such data for validity and continuity.

         (b) ESSI shall produce a geocoded radiance data cube which will be delivered to Noranda on the media specified by Noranda.

2.13              DATA PRESENTATION AND DELIVERABLES

         (a) The target Hyperspectral data file will be presented as flight strip images showing UTM coordinates and latitudes and longitudes at the corners. An image mosaic will be provided to illustrate the area covered by the Survey.

         (b) ESSI shall ensure that digital archives of raw data are maintained in a secure location. For greater certainty, such digital archives shall constitute Confidential Information for the purposes hereof.

         (c) ESSI shall provide to Noranda two copies of a logistics and processing report with respect to all Hyperspectral Data produced pursuant to a Survey.

2.14              SCHEDULE

         (a) Unless otherwise specified, ESSI shall commence operations within thirty (30) days of the date of an executed Work Plan. The anticipated base of operations in respect of a Survey shall be local to the Survey area and ESSI shall give Noranda written notice as to the exact location of such base of operations. ESSI will use its best efforts to complete the Survey within the time period specified in the applicable Work Plan. ESSI shall give written notice to Noranda of any delays greater than fourteen (14) days from the completion date of any Survey set forth in the applicable Work Plan.

         (b) Preliminary field images will be completed not later than three (3) weeks after completion of flying a Survey area. Final Hyperspectral Data and a logistics report will be delivered not later than six (6) weeks after receipt of all Hyperspectral Data in ESSI's head office.

2.15              CHARGES

         (a) Upon receipt of a Work Plan from Noranda hereunder, ESSI shall provide to Noranda a written estimate of all charges with respect to the Survey contemplated in such Work Plan. The following charges will apply for Surveys performed hereunder:

                  (i) reasonable mobilization-demobilization charges will be charged at ESSI's cost plus fifteen percent (15%);

                  (ii) all reasonable costs directly related to Overflight and Analysis Services incurred by ESSI to carry out a requested Survey will be billed to the program at a rate of ESSI's cost plus twenty-five percent (25%). These costs will include, but will not be limited to, reasonable field expenses, hotel, travel, fuel, the applicable portion of leases and insurance premiums which are incurred as a direct result of the Survey; provided that these costs will exclude ESSI employee costs, maintenance costs related to the ESSI Probe or aircraft and such other obligations of ESSI and/or related sub-contractors;

                  (iii) a flat rate in respect of the ESSI Probe engaged in the Survey of US $6,000 per production day of a Survey;

                  (iv) the salary and related burden costs of ESSI employees directly engaged in a Survey for so long as such employees are so engaged, provided that such burden costs shall not in any event exceed fifty percent (50%) of such employee's salary;

                  (v) ESSI will be entitled to charge a standby charge in the amount of US $2,000 per day for each day of a Survey on which ESSI is not able to collect data as a result of weather conditions; provided, however, that for greater certainty ESSI shall not be entitled to charge any standby fee in respect of any day on which ESSI is not able to collect data due to the disrepair of the Technology;

                  (vi) any reasonable costs of third parties (including, without limitation, any subcontractor retained in connection with the conduct of a Survey) will be charged at the same rate charged by such third party plus ten percent (10%); and

                  (vii)  fees shall be paid as follows:

                         A twenty percent (20%) of the estimated total cost of a Survey will be payable upon execution of a Work Plan in respect thereof;

                         B twenty percent (20%) of the estimated total cost of a Survey will be invoiced at the time of commencement of flying the applicable Survey;

                         C thirty-five percent (35%) of the estimated cost of a Survey will be invoiced at completion of flying the applicable Survey; and

                         D the balance of the actual costs of a Survey (to the extent the same have not been invoiced or paid pursuant to paragraphs A, B or C above) will be invoiced when the final deliverables are received by Noranda or the applicable Survey has been terminated by Noranda in accordance with the terms hereof.

         (b) ESSI will be responsible for all costs related to the period in which production cannot occur due to mechanical or technical problems related to the Technology.

         (c) If any government taxes or charges (such as general service, value added or withholding taxes) are levied against ESSI pursuant to the production of a Survey, then ESSI will be entitled to invoice such costs to Noranda but there shall be no overhead cost applied to these costs.

         (d) For each US$1,000,000 payable by Noranda for work performed under this Agreement, ESSI shall provide a credit of US$70,000 to be applied against the fees payable to Noranda for future Services provided hereunder.

         (e) For all Overflight and Analysis Services any payments due ESSI from Noranda will be invoiced in accordance with the terms of this Agreement, or if this Agreement does not so specify, once a month in arrears, and will be due and payable upon receipt by Noranda of the invoice from ESSI. Each such invoice delivered to Noranda will provide details of the charges to Noranda and will be supported by proper invoices and vouchers in respect of all charges.

                          ARTICLE 3 - SUPPORT SERVICES

3.1               SUPPORT SERVICES

                  During the term of this Agreement, ESSI shall provide Noranda with the following services (collectively, the "Support Services"):

                  (i) ESSI shall provide assistance in answering any questions or solving problems identified by Noranda regarding the use of the Technology and all other equipment, software and hardware necessary to use the Technology;

                  (ii) ESSI shall render technical training of and assistance to Noranda's personnel of the customers at a price and location to be mutually determined by the parties; and

                  (iii) ESSI shall perform all necessary preventative maintenance and test routines on the Technology and related equipment. Such maintenance shall include at least inspecting the Technology and related hardware, equipment and software and ensuring such Technology and related hardware, equipment and software is in proper working order and report to Noranda any problems and correcting same.

                           ARTICLE 4 - CONFIDENTIALITY

4.1               CONFIDENTIALITY OBLIGATION

         (a) Each party hereto acknowledges that Confidential Information will be exchanged between the parties pursuant to this Agreement. Each party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other party. Each party agrees that it will not disclose any Confidential Information of the other party to any other person or use the Confidential Information of the other party except for the purposes of this Agreement and as authorized herein.

         (b) Notwithstanding section 5.1(a), the Recipient of Confidential Information may use or disclose the Confidential Information to the extent that the Recipient can show that such Confidential Information is (i) already known by the Recipient without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the Recipient, (iii) rightfully received from a third party, (iv) independently developed by the Recipient without use of the information of the Disclosing Party, (v) approved by the Disclosing Party for disclosure, or (vi) required to be disclosed pursuant to a requirement of a Governmental Body or law so long as the Recipient provides the other party with notice of such requirement prior to any such disclosure and takes all reasonable steps available to maintain the information in confidence.

4.2 THIRD PARTY INFORMATION

                  Neither ESSI nor Noranda shall disclose to the other any proprietary, confidential, secret, or private information of any third person which it is under a duty not to disclose.

4.3               LOSS OF CONFIDENTIAL INFORMATION

                  In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Recipient will notify the Disclosing Party immediately.

4.4               ENFORCEMENT OF CONFIDENTIALITY OBLIGATION

                  Each party hereto acknowledges and agrees that irreparable injury may result to the other party if such party breaches the provisions of this Agreement relating to Confidential Information and that damages may be an inadequate remedy in respect of such breach. Each party hereby agrees in advance that, in the event of such breach, the other party shall be entitled, in addition to such other remedies, damages and relief as may be available under applicable law, to the granting of injunctive relief in such party's favour.

                        ARTICLE 5 - COVENANTS OF LICENSEE

5.1               ACCESS TO THE TECHNOLOGY

                  ESSI shall ensure that the Technology, including without limitation all probes, equipment, software, hardware and supporting aircraft, is made available to Noranda on such a basis that during the term of this Agreement neither ESSI nor Noranda is unfairly prejudiced or benefitted; provided, however, that nothing contained herein shall limit Noranda's rights under the License Agreement. Without limiting the generality of the immediately preceding sentence, Noranda shall have unrestricted and unfettered access to the equivalent of one ESSI Probe 1 and all related equipment, software, hardware and support aircraft for not less than an aggregate of 187 days during any twelve
(12) consecutive month period during the term of this Agreement.

5.2               REASONABLE CARE AND COMPLIANCE WITH LAWS AND POLICIES

                  ESSI covenants that all Services rendered by it and all sub-contractors pursuant to this Agreement will be performed with reasonable skill, care and diligence. ESSI covenants that in the performance of the Services, it will not violate any applicable federal, state, provincial, municipal or foreign law or regulation.

5.3               INSURANCE

         (a) ESSI shall carry and maintain while performing the Services hereunder insurance policies in a company or companies satisfactory to Noranda of the following types of and not less than the following amounts:

                  (i) Automobile Public Liability Insurance covering all automotive equipment used by ESSI in connection with the performance of work hereunder with a combined single limit of CAD$5,000,000.00 covering bodily injury, death, and property damage as to any one accident.

                  (ii) Aircraft Liability Insurance covering all owned and non-owned aircraft used by ESSI in connection with the performance of work hereunder with a combined single limit of CAD$5,000,000.00 covering public liability, passenger liability and property damage liability.

                  (iii) Comprehensive General Liability Insurance covering all operations with combined single limit liability for bodily injury, death, and property damage of CAD$5,000,000.00 as to any one occurrence.

         (b)      Each such policy of insurance shall:

                  (i) be in an amount acceptable to Noranda and in any event, not less than CAD$5,000,000.00 inclusive of any one occurrence;

              and the Comprehensive General Liability policy shall:

                  (ii)     include a standard form of cross-liability clause;

                  (iii) contain a clause waiving the insurer's right of subrogation against Noranda; and

                  (iv) indicate that the insurer will give Noranda thirty days prior notice of cancellation or termination of the coverage.

         (c) The requirement for insurance as stated in this section shall not be construed as being a representation that the insurance is adequate or limiting the liability of ESSI to Noranda as contemplated in this Agreement. ESSI will, at its expense, obtain insurance in such greater amounts and for such greater coverage as it deems prudent to protect itself and Noranda hereunder.

5.4               PATENTS

                  ESSI warrants that it will not use or incorporate in the Surveys to be performed under this Agreement, any patented invention belonging to a third party to this Agreement, under which ESSI or Noranda does not have rights, and that it will not use or incorporate in the Surveys to be performed under this Agreement any confidential or proprietary information belonging to a third party to this Agreement under which ESSI or Noranda does not have rights.

5.5               MECHANICS' OR OTHER LIENS

                 ESSI shall promptly pay all costs and charges incurred by it in connection with the performance of its obligations hereunder and shall not suffer nor permit any mechanics' or other liens to attach to any property of Noranda.


5.6               ENVIRONMENTAL COMPLIANCE

         (a) ESSI agrees to comply, and to cause its employees, servants and agents to comply, with Requirements of Environmental Law. ESSI shall require any such person who is unwilling or unable to comply with Requirements of Environmental Law to leave any site from which a Survey is being conducted. ESSI shall notify Noranda forthwith in the event that any Requirements of Environmental Law are not complied with or are likely not to be complied with.

         (b) ESSI shall indemnify and save Noranda harmless from and against any actions, causes of action, suits, claims or proceedings arising out of or resulting from the failure of ESSI, its employees, agents or servants to comply with Requirements of Environmental Law. In the event that there is a discharge into the natural environment, Noranda may require ESSI to do everything practicable or take such action as may be required to prevent, eliminate or ameliorate the adverse effects of such discharge and to restore the natural environment at the expense of ESSI. In particular, and without limiting the generality of the foregoing, ESSI shall indemnify and save Noranda harmless from and against all costs and expenses of complying with any Requirements of Environmental Law or with any court or governmental order or guideline and against all fines or penalties as may be levied or assessed by any court of law or other statutory authority.

5.7               ENFORCEMENT OF DISCIPLINE

                  ESSI shall at all times enforce discipline and maintain good order among its employees, and shall not retain on the job any person not skilled in the task assigned to him. ESSI shall forthwith remove from the performance of the Services any employee of ESSI who is objectionable to Noranda.

5.8               LIMITED LIABILITY

                  The Services will be undertaken in accordance with generally accepted standards of the geophysical survey profession and the terms and specifications of this Agreement. Noranda shall be solely responsible for the use, interpretation, and application of all data, information or reports provided hereunder.

                        ARTICLE 6 - TERM AND TERMINATION

6.1               TERM

                  Subject to earlier termination as provided for herein, this Agreement shall be effective upon the Effective Date and shall continue in full force and effect for an initial term (the "Initial Term") of three (3) years and following the Initial Term this Agreement will automatically renew for an additional term of three (3) years, provided that either party may terminate this Agreement at the end of the Initial Term upon giving written notice to the other party not less than one hundred and eighty days (180) prior to the end of the Initial Term.

6.2               TERMINATION BY ESSI

(a) ESSI may at its option terminate this Agreement with immediate effect by giving Noranda written notice of termination in the event that any amount which has accrued due to ESSI hereunder remains unpaid for a period of thirty (30) consecutive days following the date on which such amount was due and payable; provided that Noranda shall not be in default of its obligations under this section as a result of a failure or delay by ESSI to provide such services as are contemplated by this Agreement or to invoice Noranda for services rendered or as a result of Noranda or any Authorized Sub-Licensee having determined to contest any such invoice in good faith.

(b) This Agreement will terminate on the tenth day following the date on which Noranda or the Authorized Sub-Licensees fail to retain the services of the Licensor hereunder for an aggregate amount equal to or greater than:

               (A) US $750,000 prior to the first anniversary of the Effective Date,

               (B) US $2,750,000 prior to the second anniversary of the Effective Date,

               (C)  US $5,750,000 prior to the end of the Initial Term, or

               (D) US $3,000,000 in each year following the end of the Initial Term.

provided that the respective amounts referred to in items (A), (B), (C) and (D) above shall be reduced by an amount equal to the gross proceeds realized by ESSI or an Affiliate thereof during the respective periods referred to in such items from the provision by ESSI or any Affiliate thereof of Hyperspectral survey services to any entity (other than ESSI or any Affiliate thereof) which has retained such services as a result of the sole and exclusive efforts of Noranda or an Affiliate thereof. ESSI shall, prior to the last Business Day of each period referred to in such items, notify Noranda of the aggregate amount so realized during such period.

6.3               TERMINATION BY NORANDA

(a) Noranda may at its option terminate this Agreement with immediate effect by giving ESSI written notice of termination upon the happening of any of the following events:

                  (i) if any material breach or default under any provision of this Agreement by ESSI occurs which continues in effect for thirty (30) consecutive days following the giving of written notice of same specifically referring to this Section 6.3(i) to ESSI by Noranda or such longer period as may reasonably be necessary to remedy such breach or default, provided that ESSI proceeds diligently to do so throughout such period;

                  (ii) if ESSI fails to provide access to the Technology to the extent required under Section 5.1, and for ten
                           (10) consecutive days following the giving of written notice of same specifically referring to this Section 8.3(ii) to ESSI by Noranda; or

                  (iii) if any material breach or default under any provision of the License Agreement by ESSI occurs which continues in effect for thirty (30) consecutive days following the giving of written notice of same specifically referring to this Section 8.3(iii) to ESSI by Noranda for such longer period as Noranda may determine, at its discretion, is reasonable to remedy such breach or default, provided that ESSI proceeds diligently to do so throughout such period.

                  (iv) if any representation or warranty made by ESSI in or in connection with this Agreement is false or inaccurate in any material respect and continues to be so for a period of not less than thirty (30)
                           consecutive days following the giving of written notice of same specifically referring to this section to ESSI by Noranda.

(b) In addition, Noranda may, at its option, terminate this Agreement if Noranda is:

                  (i)    dissatisfied with the performance of the Technology; or

                  (ii)   concludes that the Technology has become obsolete,

which failure is capable of being cured and which remains uncured after Noranda provides to ESSI prior written notice describing such failure of not less than 180 days and during such time the failure remains uncured.

6.4               TERMINATION FOR INSOLVENCY

                  This Agreement may be terminated by either party by notice to the other party (the "Insolvent Party") in the event the Insolvent Party shall dissolve, cease active business operations or liquidate and not continue business in another entity or form, or in the event that the Insolvent Party shall have been determined to be insolvent by a court of competent jurisdiction, or voluntary bankruptcy, insolvency, winding up or reorganization proceedings shall have been commenced by the Insolvent Party, or such proceedings shall have been brought against the Insolvent Party, or the Insolvent Party shall have made a general assignment for the benefit of creditors, or a receiver of all or any substantial part of the Insolvent Party's assets shall have been appointed, or the Insolvent Party shall have suffered or incurred any similar action in consequence of debt.

6.5               FORCE MAJEURE EVENT

                  Should any Force Majeure  Event  continue for a period of five
(5) consecutive days either party shall immediately have the right to terminate this Agreement by notice to the other party provided that termination pursuant to this provision shall not prejudice any pre-existing claims which either party may have had against the other party.

6.6               WAIVER OF RIGHTS

                  The failure of a party to terminate this Agreement for any of the reasons specified in this Article 6 shall not in any way be deemed a waiver of such party's rights in respect thereof or otherwise limit its rights to enforce the obligations of the other party hereunder.

6.7               TERMINATION OF A SURVEY

                  Noranda may at its option terminate any Survey after the commencement thereof upon not less than twenty-four hours prior notice. In such event, Noranda shall be responsible for all reasonable costs directly related to such Survey incurred by ESSI prior to the date of termination in accordance with
Section 2.15(a).

                               ARTICLE 7 - GENERAL

7.1               ARBITRATION

                  Without limiting the provisions of Article 9, each party agrees to negotiate the successful resolution of any controversy, claim or other dispute arising out of or relating to this Agreement for a period of thirty (30) consecutive days following receipt of a written request to that effect from the other party. Upon the expiry of such thirty (30) day period, any outstanding controversy, claim or other dispute arising out of or relating to this Agreement, or the breach thereof, shall be conclusively settled by arbitration in accordance with the rules of the Model Law Schedule of the International Commercial Arbitration Act (Ontario), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held at Toronto, Ontario, Canada, unless otherwise agreed. The arbitration will be conducted by a panel of three (3) arbitrators with suitable expertise in Mining Activities. Each party shall be entitled to appoint one (1) arbitrator and those arbitrators shall appoint a third arbitrator. The decision of the arbitrators shall be final and binding on the parties and neither party shall appeal the decision on any basis to any court. Nothing in this Section shall prevent either party from applying for or obtaining any interim, interlocutory or preliminary injunctive relief related to the infringement or misappropriation of any Intellectual Property Right in any court of competent jurisdiction or from bringing any claim for contribution or indemnity in the same court as the court in which the suit is brought by any third person.

7.2               INDEPENDENT CONTRACTORS

                  This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the parties. Save as otherwise provided for expressly in this Agreement, neither party shall have any right to obligate or bind the other in any manner whatsoever and nothing contained in this Agreement shall give or is intended to give any rights of any kind to persons not a party to this Agreement. Each party shall ensure that neither it nor any of its employees or representatives represent to any third party that it or they are servants or agents of the other.

7.3               INDEMNITY

         (a) ESSI agrees to indemnify, defend and hold Noranda, its subsidiaries and the directors, officers, agents and employees of each of them harmless from and against any and all claims, demands, expenses and causes of action of every kind and character, including attorney fees, arising in favour of any person or entity on account of any personal or bodily injuries or death or damage to or destruction of any property arising out of or resulting from ESSI's performance of its obligations under this Agreement, including the failure of ESSI to comply with the requirements hereof or to fulfill any of its obligations hereunder.

         (b) Noranda agrees and shall defend, indemnify and hold harmless ESSI, its officers, agents, and employees from and against third party claims, losses, damages, causes of action and liability of every kind including all expenses of litigation, court costs and reasonable attorney's fees, which do not result from and are not attributable to any negligent act or omission or willful misconduct of ESSI, its officers, employees or agents.

         (c) Notwithstanding any provision herein which may be to the contrary, Noranda shall indemnify, defend and hold harmless ESSI, its officers, agents and employees from and against all claims, losses, damages, causes of action and liability of every kind including all expenses of litigation, court costs and reasonable attorney's fees predicated on the theory ESSI's operations on or over lands designated by Noranda have depreciated the mineral value thereof.

7.4               SET-OFF

                  In addition to all other rights and remedies of the parties pursuant to this Agreement or otherwise, the parties shall be entitled to set-off the amount of any claim that it has against the other party pursuant to the provisions of this Agreement or otherwise arising in connection with the transactions contemplated hereby and a reasonable estimate of the amount of any claim, liability or damages for which one party is or may be liable against any amounts payable by the other party; without limiting the generality of the foregoing, Noranda shall be entitled to set off the amount of any claim by ESSI for services rendered by ESSI to Noranda hereunder by the amount of any claim which Noranda has against ESSI in respect of any mandatory redemption provision of any shares of preferred stock of ESSI (or securities issued in substitution therefor from time to time) held by Noranda. In the event that subsequent to the time of set-off made by one party, the liability of the other party is determined to be less than the amount set-off by the first party, the first party shall pay to the other party the excess amount of such set-off forthwith following such determination.

7.5               FURTHER ASSURANCES

                  Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Where ESSI or Noranda is required by the other under this Section to do anything including executing and delivering any documents, such party shall comply with such request with seven (7) business days of the request.

7.6               BENEFIT OF THE AGREEMENT

                  This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

7.7               AMENDMENTS AND WAIVER

                  No modification of or amendment to this Agreement shall be valid or binding unless set out in writing and duly executed by both of the parties and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

7.8               ASSIGNMENT BY ESSI

                  ESSI may sell, transfer, assign or in any other way dispose of this Agreement or any of its rights or obligations hereunder at any time without the consent of Noranda to an Affiliate of ESSI or in connection with a joint venture relationship or in connection with a merger, amalgamation or other re-organization of ESSI provided that the successor, Affiliate, or assignee, as the case may be (i) is immediately after the assignment the owner of all right, title and interest in the Licensed Property and is the person who will continue the development and Commercial Exploitation thereof as provided for in the License Agreement, and (ii) thereupon undertakes to each Customer in writing to be bound by the provisions of this Agreement in all respects and to the same extent as ESSI is bound.

7.9               ASSIGNMENT BY NORANDA

                  Noranda may assign this Agreement or any of its rights and obligations hereunder, without the consent of ESSI, to an Affiliate of Noranda.

7.10              NOTICES

                  Any demand, notice or other communication to be given in connection with this Agreement may be given in writing and may be given by personal delivery, registered mail, courier or facsimile addressed to the recipient as follows:

                  To ESSI:
                         502 North 3rd  Street,  Suite #8  McCall,  Idaho  83638
                         U.S.A.
                         Attention: President
                         Fax No.:  (208) 634-2978

                  To NORANDA:
                           Suite 2700
                           1 Adelaide Street East
                           Toronto, Ontario
                           M5C 2Z6
                           Attention: Secretary
                           Fax No.:  (416) 982-6902

or to such other address, facsimile number or individual as may be designated by notice by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the tenth (10th) business day following the deposit thereof in the mail and, if given by courier, on the third (3rd) business day following the sending thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next business day if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, such demand, notice or other communication shall not be mailed but shall be given by personal delivery, courier or facsimile.

7.11              GOVERNING LAW

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without reference to its conflict-of-law rules. Licensor hereby submits to the non-exclusive jurisdiction of the courts of the Province of Ontario for any legal action arising out of this Agreement or the performance of the obligations hereunder or thereunder. This Agreement shall be deemed to be made in the Province of Ontario and Licensor agrees not to commence any action, suit or proceeding against Licensee or any Affiliate or Associate of the Licensee or any of their employees, officers or directors in any jurisdiction other than the Province of Ontario.

7.12              RIGHTS AND REMEDIES

                  All rights and remedies of either party under this Agreement shall be cumulative and may be exercised singularly or concurrently.

7.13              FORCE MAJEURE

                  If the performance of this Agreement, or of any obligation hereunder, is interfered with by fire, explosion, an act of God, war, revolution, labour strife, civil commotion or an act of public enemies (each a "Force Majeure Event"), notwithstanding anything to the contrary contained herein, the failure or delay in performance by either party shall be excused on a day to day basis to the extent of such inference and the other party will likewise be excused from performance of its obligations on a day to day basis to the extent such party's obligations relate to the performance so interfered with, provided that the party so affected uses its reasonable efforts to remove such causes of non-performance.

7.14              SEVERABILITY

                  If a court or other lawful authority of competent jurisdiction declares any provision, Article or Section of this Agreement invalid, illegal or unenforceable, this Agreement will continue in full force and effect with respect to all other provisions, Articles and Sections and all rights and remedies accrued under such other provisions, Articles and Sections will survive any such declaration.

7.15              PUBLIC ANNOUNCEMENTS PUBLIC ANNOUNCEMENTS

                  No  public   announcement  or  press  release  concerning  the
transactions contemplated by this Agreement shall be made except with the prior consent and approval of both parties.

7.16              Entire Agreement

                  This Agreement and the Schedules and Appendixes hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect hereto.


         IN WITNESS WHEREOF the parties have executed this Agreement.


                       NORANDA MINING AND EXPLORATION INC.


                                        By: /s/ David L. Stevens
                                        Name: D. L. Stevens
                                        Title: V.P.


                           EARTH SEARCH SCIENCES, INC.


                                        By:/s/ Larry Vance
                                        Name: Larry Vance
                                        Title: Chairman